Exhibit 10.22

EXECUTION VERSION

YANKEE CANDLE INVESTMENTS LLC

CLASS B EXECUTIVE UNIT EXCHANGE AGREEMENT

THIS CLASS B EXECUTIVE UNIT EXCHANGE AGREEMENT is made as of February 8, 2011, by and between Yankee Candle Investments LLC, a Delaware limited liability company (the “Company”), and «First_Name» «Last_Name» (“Executive”).  Capitalized terms used but not otherwise defined herein or in the LLC Agreement (as defined below) shall have the meanings assigned to such terms in Section 6 hereof.

WHEREAS, pursuant to that certain Class B Executive Unit Purchase Agreement, dated as of «B_Original_Grant_Date», by and between YCC Holdings LLC (“Intermediate Holdings”) and Executive (the “Original Purchase Agreement”), Executive is the holder of «B_Units» of Class B Common Units of Intermediate Holdings (the “Existing Units”);

WHEREAS, the Company and Executive desire to exchange the Existing Units for the same number of Class B Common Units of the Company, which such Class B Common Units shall constitute “Executive Units” and which such exchange is intended to be governed by the provisions of Code § 351; and

WHEREAS, Executive has agreed to effect an exchange of the Existing Units for the Executive Units and, subject to the terms and conditions set forth herein, the Company has agreed to exchange the Existing Units for the Executive Units.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1.             Exchange For Executive Units.

(a)           The Company has authorized the issuance to Executive, in exchange for the Existing Units, the Executive Units, and upon surrender by Executive of the Existing Units free and clear of all liens and encumbrances, the Company will issue in the name of Executive certificates representing the Executive Units.  Executive authorizes Intermediate Holdings to deliver the certificate(s), if any, representing such Existing Units to the Company for cancellation.

(b)           Without in any way limiting the representations and warranties contained herein, each of the parties hereto intends that the exchange transaction contemplated by Section 1(a) qualify as part of an exchange of property by Executive for an interest in a corporation under Section 351 of the Internal Revenue Code of 1986, as amended.  Each of the parties hereto shall prepare and file all tax returns in a manner consistent with such treatment.  Notwithstanding anything to the contrary contained herein, Executive hereby agrees and acknowledges that neither the Company nor any of its Affiliates is making any representations with respect to any tax, economic or legal consequences of the exchange transaction contemplated by Section 1(a), and Executive agrees to accept the tax and legal consequences of the exchange transactions contemplated by Section 1(a).

(c)           Exchange Terms.  Executive hereby subscribes for the Executive Units and exchanges the Existing Units for the Executive Units on the terms and conditions set forth herein and in the Company’s Amended and Restated Limited Liability Company Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “LLC Agreement”), and in that certain Unitholders Agreement, dated as of the date hereof, by and among the Company and the other unitholders of the Company (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Unitholders Agreement”).  Executive hereby agrees, as a condition to the effectiveness of the issuance of the Executive Units hereunder, to deliver counterpart signature pages to, and to be bound by the terms of, the LLC Agreement and the Unitholders Agreement, in each case contemporaneously with the issuance of the Executive Units hereunder.  By execution hereof, Executive acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

(d)           Tax Election.  Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto and shall deliver the executed Section 83(b) election to the Company for filing with the Internal Revenue Service concurrently with the execution of this Agreement.

(e)           Possession of Certificates.  Until the earlier to occur of a Sale of the Company and an IPO, any certificates evidencing Executive Units shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Units, if any.  All certificates evidencing Executive Units shall be delivered by Executive to the Company, and, if requested by the Company, together with appropriate irrevocable unit powers undated and duly executed in blank sufficient to transfer title thereto upon the occurrence of a Sale of the Company or otherwise upon a repurchase of such Executive Units hereunder.  Upon the occurrence of a Sale of the Company, the Company shall either (i) return to the record holders thereof any certificates representing Vested Units (as defined in Section 2(a) below), duly endorsed in blank or together with appropriate irrevocable unit powers undated and duly executed in blank, or (ii) deliver to the record holders of the Executive Units all proceeds received by the Company from the transfer of the Vested Units in connection with a Sale of the Company.  Upon the occurrence of an IPO or an incorporation of the Company pursuant to Article XIV of the LLC Agreement, the Company shall return to the record holders thereof any certificates representing Vested Units, duly endorsed in blank or together with appropriate irrevocable unit powers undated and duly executed in blank.

(f)            Executive Representations and Warranties.  In connection with the exchange of the Existing Units for the Executive Units hereunder, Executive hereby represents and warrants to the Company that:

(i)            Executive has good and unencumbered title to the Existing Units, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal, and options of any kind whatsoever, except for any right or interest in the Existing Units granted pursuant to any agreement to which Intermediate Holdings is a party;

(ii)           The Executive Units to be acquired by Executive pursuant to this Agreement shall be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(iii)          This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement, the LLC Agreement and the Unitholders Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject;

(iv)          Executive is an officer or employee of Yankee Candle, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Units; and

(v)           Executive is able to bear the economic risk of his investment in the Executive Units for an indefinite period of time because the Executive Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

(g)           Additional Acknowledgements.  As an inducement to the Company to issue the Executive Units to Executive and as a condition thereto, Executive hereby acknowledges and agrees that:

(i)            Neither the issuance of the Executive Units to Executive nor any provision contained in this Agreement shall entitle Executive to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Executive’s employment at any time; and

(ii)           Except as expressly set forth in the LLC Agreement or as required by applicable law, the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Units upon the termination of Executive’s employment with the Company and/or any of its Subsidiaries or as otherwise provided hereunder.

(h)           Compensatory Arrangements.  The Company and Executive hereby acknowledge and agree that this Agreement has been executed and delivered, and the Executive Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive, and pursuant and subject to the provisions of the Company’s 2011 Incentive Equity Plan.

2.             Vesting of Units.

(a)           Each of the Executive Units issued hereunder shall be subject to vesting as set forth in this Section 2.  Executive Units which have become vested pursuant to this Section 2 are referred to herein as “Vested Units,” and Executive Units which have not become Vested Units are referred to herein as “Unvested Units.”

(b)           «Vested_B_Units» of the Executive Units issued hereunder shall be Vested Units as of the date hereof.  Thereafter, through the fifth anniversary of the date of the Original Purchase Agreement, provided that Executive is continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through the date of determination, the Executive Units shall vest on a daily pro rata basis such that, on the date of determination, the number of Executive Units which shall have vested and become exercisable as of that date shall be equal to (rounded to the nearest whole unit) (x) the aggregate number of Executive Units multiplied by (y) a fraction, the numerator of which shall be the number of calendar days from and including the date of the Original Purchase Agreement through and including the date of determination, and the denominator of which shall be 1,826.

(c)           Upon Executive’s death or Disability, an additional amount of Executive Units equal to the lesser of (i) twenty percent (20%) of the aggregate number of Executive Units and (ii) the remainder of Executive’s Unvested Units, shall automatically become Vested Units.

(d)           Upon the occurrence of a Sale of the Company, on or prior to the fifth anniversary of the date of the Original Purchase Agreement, all Executive Units which have not yet become Vested Units shall become Vested Units if Executive is, and has been continuously, employed by the Company or any of its Subsidiaries from the date hereof through the date on which such Sale of the Company occurs.

3.             Repurchase Option.

(a)           In the event Executive ceases to be employed by the Company or any of its Subsidiaries for any reason (a “Termination”), all Executive Units shall be subject to repurchase from Executive (or other holders thereof) by the Company and MDCP pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b)           In the event of a Termination, (i) the purchase price for each Unvested Unit shall be the lesser of (A) Executive’s Original Cost for such Unvested Unit and (B) the Fair Market Value of such Unvested Unit as of the date of repurchase, and (ii) the purchase price for each Vested Unit shall be the Fair Market Value of such Vested Unit as of the date of repurchase; provided, however, if Executive’s employment is terminated with Cause, the purchase price for each Executive Unit (whether vested or not) shall be the lesser of (A) Executive’s Original Cost for such Executive Unit and (B) the Fair Market Value of such Executive Unit as of the date of repurchase.

(c)           The Company may elect to purchase all or any portion of the Executive Units subject to repurchase under this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Executive Units (i) within 120 days following the date of Executive’s Termination (the “Termination Date”) for any Unvested Unit and for any Executive Unit that has been a Vested Unit for 181 or more days prior to the Termination Date and (ii) for any Executive Unit that has been a Vested Unit for 180 or fewer days prior to the Termination Date, no earlier than 181 days and no later than 210 days after the Termination Date.  The Repurchase Notice shall set forth the number of Executive Units to be acquired from each holder of Executive Units, the aggregate consideration to be paid for such Executive Units and the time and place for the closing of the transaction.  The number of Executive Units to be repurchased by the Company shall first be satisfied to the extent possible from Executive Units held by Executive at the time of delivery of the Repurchase Notice.  If, due to permitted transfers by Executive, the number of Executive Units then held by Executive is less than the total number of Executive Units the Company has elected to purchase, the Company shall purchase the remaining Executive Units elected to be purchased from the transferee(s) of Executive Units under this Agreement, pro rata according to the number of Executive Units held by such transferee(s) at the time of delivery of such Repurchase Notice.

(d)           If for any reason the Company does not elect to purchase all of the Executive Units pursuant to the Repurchase Option, then MDCP shall be entitled to exercise the Company’s Repurchase Option in the manner set forth in Section 3(a) for all or any portion of the number of Executive Units the Company has not elected to purchase (the “Available Units”).  As soon as practicable after the Company has determined that there shall be Available Units, but in any event within 210 days after the Termination Date, the Company shall deliver written notice (the “Option Notice”) to MDCP setting forth the number of Available Units and the price for each Available Unit.  MDCP may elect to purchase any number of Available Units by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company.  As soon as practicable, and in any event within 30 days after the expiration of such 30-day period, the Company shall notify Executive and any other holder(s) of Executive Units as to the number of Executive Units being purchased from Executive by MDCP (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to Executive and such other holder(s) of Executive Units, MDCP shall also receive written notice from the Company setting forth the number of Units it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)           The closing of the purchase of the Executive Units pursuant to the Company’s exercise of the Repurchase Option shall take place on the date designated in the Repurchase Notice or Supplemental Repurchase Notice, as applicable, which date shall not be more than 280 days after the Termination Date.  The Company shall pay for any Executive Units to be purchased by it pursuant to the Repurchase Option by (i) delivery of a check or wire transfer of funds, (ii) a subordinate note or notes payable in up to two equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate published in the “Money Rates” column of The Wall Street Journal or (iii) a combination of clauses (i) and (ii), in the aggregate amount of the purchase price for such Executive Units.  MDCP shall pay for any Executive Units to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such Executive Units.  Any notes issued by the Company pursuant to this paragraph (e) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase.  In addition, the Company and MDCP may pay the purchase price for such Executive Units by offsetting amounts outstanding under any indebtedness or obligations owed by Executive to the Company or any of its Subsidiaries or MDCP.  The purchasers of Executive Units hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of Executive Units (including representations and warranties regarding good title to such Executive Units, free and clear of any liens or encumbrances).

(f)            Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Units by the Company shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit the repurchase of Executive Units hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 3 shall be suspended, and the Company may make such repurchases at the applicable purchase price therefor, plus interest thereon calculated from the last day such Units were eligible for repurchase pursuant to Section 3(e) until the date of repurchase at a rate per annum equal to the then applicable federal rate as published by the Internal Revenue Service pursuant to Section 1274(d) of Internal Revenue Code, as soon as it is permitted to do so under such restrictions.  In addition, and without limiting the generality of the foregoing, in the event Executive invokes Executive’s consent rights regarding a determination of Fair Market Value as set forth in this Agreement, the notice and repurchase time periods set forth in this Section 3 shall be tolled until such appraisal has been completed.

(g)           The Repurchase Option set forth in this Section 3 shall terminate with respect to Vested Units upon and following the consummation of an IPO.

4.             Restriction on Pledges.  Executive may not pledge or otherwise grant a security interest in any Executive Units to obtain financing for the purchase of such Executive Units or otherwise without the prior written consent of the Board of Managers of the Company (the “Board”).

5.             Holdback.  In connection with any underwritten public offering of the Company’s, any successor corporation of the Company’s, Intermediate Holdings’ or Yankee Holding’s equity securities, Executive agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering, provided that MDCP and, if applicable, its Affiliates shall enter into a holdback, lockup or similar agreements on terms no less restrictive than those imposed on Executive.

6.             Restrictions on Transfer. The Executive Units (and any securities issued with respect to the Executive Units by way of a split, dividend, recapitalization, merger, consolidation, liquidation or other reorganization) shall be subject to the restrictions on transfer set forth in the LLC Agreement and the Unitholders Agreement.  In addition, Executive may not sell, transfer or dispose of any Executive Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.  Executive Units transferred by the Executive shall continue to be Executive Units in the hands of any transferee holder (except for the Company and MDCP and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Units shall succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder, under the Unitholders Agreement and the LLC Agreement.

7.             Definitions.

“Affiliate” has the meaning given such term in the LLC Agreement.

“Cause” shall mean one or more of the following: (i) the commission, indictment or conviction of a felony or the commission of an act involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their respective customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates substantial public disgrace or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, after providing such holder with 30 days written notice and a reasonable opportunity to remedy such failure, (iv) an affirmative act aiding a competitor of the Company or its Affiliates which causes a material detriment to the Company or its Affiliates, or (v) theft or misappropriation of property of the Company or its Affiliates; provided that, in each case, if Executive is party to an Executive Severance Agreement with Yankee Candle, the definition of “Cause” set forth therein shall control.

“Class B Common Units” has the meaning given such term in the LLC Agreement.

“Executive Units” shall mean the Class B Common Units issued to Executive hereunder and units of the Company’s equity or other capital interests issued with respect to such Class B Common Units by way of a split, combination, distribution or other recapitalization.

“Existing Units” has the meaning set forth in the recitals hereto.

“Fair Market Value” of any Executive Unit will be determined in good faith by the Board in its sole discretion after taking into account all factors determinative of value including, but not limited to, the lack of a readily available market to sell such units, but without regard to minority or lack of liquidity discounts (other than with respect to any illiquidity attributable to the Company’s status as private corporation that affects the total common equity value of the Company); provided that if Executive purchased more than 2,000 Existing Units under the Original Purchase Agreement and reasonably disagrees with the determination of Fair Market Value, Executive shall have the right to provide written notice to the Company, to be made within twenty (20) days after receipt of the Repurchase Notice (a “Contest Notice”), and such Contest Notice shall set forth Executive’s determination of Fair Market Value.  Upon receipt of a Contest Notice, the Company and Executive shall negotiate in good faith to agree on a mutually determined Fair Market Value.  If the Company and Executive cannot agree on a mutually determined Fair Market Value within thirty (30) days of the date of delivery of the Repurchase Notice, then the contested determination of Fair Market Value shall be referred to an independent, nationally recognized, mutually agreed third party valuator (the “Appraiser”) with experience in valuing similar securities and businesses to those in question, who shall be appointed to determine the Fair Market Value of the subject securities within thirty (30) days of referral thereto.  The decision of the Appraiser shall be final and binding on the parties and non-appealable.  The costs of the Appraiser shall be borne by the Company if the Fair Market Value as determined by the Appraiser is ten (10%) percent or more than the Board’s calculation of Fair Market Value, and by Executive if the difference between the Fair Market Value as determined by the Appraiser is less than ten (10%) percent more than the Board’s calculation of Fair Market Value.

“Intermediate Holdings” has the meaning set forth in the recitals hereto.

“IPO” has the meaning assigned to that term in the LLC Agreement.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“MDCP” means, collectively, Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership and Madison Dearborn Capital Partners V Executive-A, L.P., a Delaware limited partnership.

“Original Cost” means, with respect to each Executive Unit issued hereunder, $1.00 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Original Purchase Agreement” has the meaning set forth in the recitals hereto.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, governmental entity or department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 (other than Rule 144(k) prior to an IPO) promulgated under the 1933 Act effected through a broker, dealer or market maker.

“Sale of the Company” has the meaning assigned to that term in the LLC Agreement.

“Subsidiary” means any corporation or limited liability company of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors or managers directly or through one or more subsidiaries.

“Termination Date” has the meaning set forth in Section 3(c).

“Yankee Candle” means The Yankee Candle Company, Inc., a Massachusetts corporation and indirect, wholly-owned Subsidiary of the Company.

“Yankee Holding” means Yankee Holding Corp., a Delaware corporation and direct, wholly-owned Subsidiary of the Company.

8.             Notices.  Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

Yankee Candle Investments LLC
c/o The Yankee Candle Company, Inc.
16 Yankee Candle Way
South Deerfield, MA 01373
Facsimile:	(413) 665-9147
Attention:	General Counsel

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners
Three First National Plaza
Suite 4600
Chicago, IL 60602
Facsimile:	(312) 895-1056
Attention:	Robin P. Selati
George Peinado

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Facsimile:	(312) 862-2200
Attention:	Michael D. Paley, P.C.
Tana M. Ryan

Notices to MDCP:

Madison Dearborn Capital Partners
Three First National Plaza
Suite 4600
Chicago, IL 60602
Facsimile:	(312) 895-1056
Attention:	Robin P. Selati
George Peinado

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60601
Facsimile:	(312) 862-2200
Attention:	Michael D. Paley, P.C.
Tana M. Ryan

Notices to Executive:

«First_Name» «Last_Name»
«Address»
«City», «State» «Zip_Code»

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

9.             General Provisions.

(a)           Transfers in Violation of Agreement.  Any transfer or attempted transfer of any Executive Units in violation of any provision of this Agreement, the LLC Agreement or the Unitholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Executive Units as the owner of such Executive Units for any purpose.

(b)           Legend.  If the Executive Units are certificated, each certificate evidencing Executive Units shall be stamped or otherwise imprinted with the legend set forth in Section 12.8 of the LLC Agreement.

(c)           Irrevocability: Binding Effect on Successors and Assigns. Executive hereby acknowledges and agrees that, except as provided under applicable federal and state securities laws, the acquisition of the Executive Units hereunder is irrevocable, that Executive is not entitled to cancel, terminate or revoke this Agreement or any agreements of Executive hereunder, and that this Agreement and such other agreements shall survive the death or disability of Executive and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns (including subsequent holders of Executive Units).

(d)           Survival of Covenants, Representations and Warranties.  All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)            Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(h)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)            No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person.  The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein.  Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

(j)            Governing Law.  The limited liability company law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its interestholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(K)          WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(l)            Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(m)          Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and MDCP.

(n)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(o)           Third-Party Beneficiary.  The Company and Executive acknowledge that MDCP is an express third-party beneficiary under this Agreement and as such will inure to the benefit of MDCP and be enforceable by MDCP and its respective successors and assigns.

(p)           Deemed Transfer of Executive Units. If the Company and/or MDCP, as applicable, shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Executive Units are to be repurchased shall no longer have any rights as a holder of such Executive Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Executive Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company and/or MDCP, as applicable, shall be deemed the owner and holder of such Executive Units whether or not the certificates therefor have been delivered as required by this Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Executive Unit Exchange Agreement on the date first written above.

YANKEE CANDLE INVESTMENTS LLC

By:
Name:
Its:

«First_Name» «Last_Name»

Signature Page to Class B Executive Unit Exchange Agreement

ANNEX A

ELECTION TO INCLUDE MEMBERSHIP INTEREST IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

See Attached

A-1